SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM 8-K


                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                          April 22, 1996
         Date of Report (Date of earliest event reported)



                        AMDAHL CORPORATION
      (Exact name of registrant as specified in its charter)

     Delaware            1-7713         94-1728548
     ---------------     -----------    -------------------
     (State of           (Commission    (I.R.S. Employer
      incorporation)      file no.)     Identification No.)

     1250 East Arques Avenue
     Sunnyvale, California                   94088-3470
     --------------------------------------------------
     (Address of principal executive offices)(Zip code)

     Registrant's telephone number:          (408) 746-6000

                          Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

(a)

On April 22, 1996 the Company completed the acquisition of Trecom Business Systems, Inc. ("Trecom"), a provider of information technology services, pursuant to an Agreement and Plan of Merger dated April 2, 1996, between the Company, Trecom, Amdahl
Acquisition Corporation, a wholly owned subsidiary of the Company, and certain stockholders of Trecom. The acquisition was consummated through the merger of Amdahl Acquisition Corporation with and into Trecom, with the result that Trecom became a wholly owned subsidiary of the Company (the "Merger"). Upon consummation of the Merger, each outstanding share of Trecom Common Stock, par value $.01 per share, and Trecom Class A Non-Voting Stock, par value $.01 per share, was converted into the right to receive
(a) $102.98 in cash, payable as follows: (i) $51.85 which was paid in April 1996 (the "April 1996 Payment") and (ii) $51.13 which is due to be paid, without interest, in April 1997 (the
"April 1997 Payment") and (b) up to an additional $1.57, all or part of which will become payable in the event that Trecom achieves certain financial goals in the one year period ending
March 31, 1997 (the "Contingent Payment").

The Company funded the April 1996 Payment, which aggregated approximately $66 million, and intends to fund the April 1997 Payment and the Contingent Payment, which will aggregate approximately $65 million and up to $2 million, respectively, through internally available cash or cash equivalents. Approximately $53 million of the April 1997 Payment and the Contingent Payment have been secured by a letter of credit issued by Fleet National Bank.

The acquisition will be accounted for in the second quarter of 1996 using the purchase method of accounting.

(b)

The acquisition of Trecom is deemed the indirect acquisition of the assets of Trecom, including Trecom's plant, equipment and other physical property. Trecom utilizes such assets in the conduct of its business as a supplier of information technology services. It is expected that, initially following the Merger, the business and operations of Trecom will be continued substantially as they are currently being conducted.

Item 7.  Financial Statements and Exhibits

(a) and (b)  Financial Statements and Pro Forma Financial
Information.

Amdahl Corporation hereby requests a 60-day extension for filing the required audited financial statements and pro forma financial information regarding the acquired assets and business of Trecom, because providing such statements and information at this time is impracticable. It is expected that such statements and information will be filed, by amendment, on or before July 5, 1996.

(c)  Exhibits.

     Item Description
     ---- -----------
    *2    Agreement and Plan of Merger dated April 2, 1996

    *4    Restated Certificate of Incorporation of Trecom
          Business Systems, Inc.

       *Filed herewith.

                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   AMDAHL CORPORATION



Date:     May 7, 1996         By:  /s/ Ernest B. Thompson
          -----------              -----------------------
                                   Ernest B. Thompson
                                   Vice President and Controller
                                   (Principal Accounting Officer)

                          EXHIBIT INDEX

Item      Description
- ----      -----------

2         Agreement and Plan of Merger dated April 2, 1996.

4         Restated Certificate of Incorporation of Trecom
          Business Systems, Inc.